UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PATIENT PORTAL TECHNOLOGIES, INC.
______________________________________
(Exact name of registrant as specified in its charter)

Delaware	02-0656132
(State of incorporation or organization)	(I.R.S. employer identification no.)

8276 Willett Parkway Baldwinsville, NY	13027
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-107826

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

Item 1. Description of Registrant's Securities to be Registered.

A description of securities registered hereby is set forth in the registration statement on Form SB-2 (Registration No. 333-107826) filed with the Securities and Exchange Commission on August 11, 2003, as amended from time to time (the “Registration Statement”) and is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

EXHIBIT INDEX*

Exhibit

3a             Articles of Incorporation*
3b             ByLaws*
3c             Certificate of Amendment of Articles of Incorporation*
4               Specimen Stock Certificate

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  March 24, 2008

PATIENT PORTAL TECHNOLOGIES, INC.

By:   /s/ KEVIN KELLY _________________
KEVIN KELLY, PRESIDENT AND CEO